THE FINOVA GROUP INC.
                            1992 STOCK INCENTIVE PLAN
                  PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT
                              THE FINOVA GROUP INC.

         Shares of Restricted Stock are hereby awarded by The FINOVA Group Inc. (Company), a Delaware corporation, to {1} (Employee) in accordance with the following terms and conditions:

         1. Share Award. The Company hereby awards the Employee _____ shares (Shares) (subject to adjustment of between 0 and _____ shares, as provided below) of Common Stock, par value $.01 per share (Common Stock) of the Company pursuant to The FINOVA Group Inc. 1992 Stock Incentive Plan (Plan), and upon the terms and conditions, and subject to the restrictions therein and hereinafter set forth.

         2. Restrictions on Transfer and Restriction Period. During the period (Restriction Period) commencing on the date hereof (Commencement Date) and terminating _______________, the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Employee, except as hereinafter provided. The Restriction Period shall lapse as to successive installments as follows:

         On January 1 of each of the five years beginning January 1, ____, 0 to 34% of the Shares awarded in this Agreement will vest and be issued based upon the annual performance of the Common Stock relative to the lesser of the annual performance of the Standard & Poor's 500 Index (S&P 500), or annual performance of the Standard & Poor's Financial Index (S&P FI), calculated as follows:

         1) The Share Price is the average of the daily averages of the high and low trading price on the New York Stock Exchange for each trading day in the month of December of that year. The Total Annual Return (TAR) is the Share Price percentage change for the calendar year plus the dividend yield. The TAR is calculated each year for the Company, the S&P 500 and the S&P FI.

         2) The lesser of the TAR for the S&P 500 or the S&P FI is subtracted from the TAR for the Company (Relative Performance).

         3) Shares will vest on each vesting date in accordance with the table below:

            Relative
            --------
            Performance (RP)          No. of Shares to Vest
            ----------------          ---------------------
            Less than 0                0
            0                         20% of the Shares
            .0001 - .0150             20% of the Shares + [RP/.015 x (14% of the
                                                        Shares)]
            Greater than .0150        34% of the Shares

If no shares vest on a vesting date, 20% of the Shares shall be forfeited and returned to the Company.

The Executive Compensation Committee of the Board of Directors (Committee) shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares, prior to the expiration of the Restriction Period with respect thereto, or to remove any or all of such restrictions, whenever the Committee may determine that such action is appropriate by reason of change in applicable tax or other law, or other change in circumstances.


    3. Termination of Employment. (a) Except as provided in subparagraph 3(b) and paragraph 8
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below, if the Employee ceases to be an employee of the Company or any subsidiary or affiliate of the Company for any reason (including, but not limited to, death, disability, or retirement), all Shares which at the time of such termination of employment are subject to the restrictions imposed by paragraph 2 above shall upon such termination of employment be forfeited and returned to the Company.

         (b) Notwithstanding subparagraph 3(a) above, if the Employee ceases to be an employee of the Company or any subsidiary or affiliate of the Company due to retirement on or after age 65, then the Restriction Period shall lapse on that portion of the Shares still subject to such restrictions equal to two years' installments of such Shares at the target level (as if the RP = 0) or such lesser amount of Shares remaining under the Award if less than two years remain on the Restriction Period. Shares subject to the Restriction Period scheduled to vest beyond the two year period referenced above shall not vest and shall be forfeited to the Company, except as otherwise provided in the Plan.

    4. Certificates for the Shares. The Company shall issue one or more certificates in respect of the Shares in the name of the Employee which shall equal the amount of the award specified herein, and shall hold each such certificate on deposit for the account of the Employee until the expiration of the restrictions set forth in paragraph 2 above with respect to the Shares represented thereby. Each such certificate shall bear the following legend:

         The  transferability  of this  certificate  and  the  shares  of  stock represented hereby are subject to the terms and conditions (including forfeiture) contained in The FINOVA Group Inc. 1992 Stock Incentive Plan and a Restricted Stock Agreement dated ________________. Copies of such Plan and Agreement are on file at the offices of The FINOVA Group Inc., 1850 N. Central, P.O. Box 2209, Phoenix, Arizona 85002-2209.

         The Employee further agrees that simultaneously with his/her acceptance of this Agreement, he/she shall execute one stock power covering such award endorsed in blank for each such certificate and that he/she shall promptly deliver such stock power to the Company.

         5. Employee's Rights. Except as otherwise provided herein, the Employee, as owner of the Shares, shall have all rights of a stockholder, including, but not limited to, the right to vote the Shares and receive any cash or other dividends.

         6. Expiration of Restriction Period. Upon the lapse or expiration of the Restriction Period with respect to any Shares, the Company shall remove the restrictions provided for herein and shall issue and deliver a certificate to the Employee in the amount of the vested Shares. The Shares as to which the Restriction Period shall have lapsed or expired and which are represented by such certificate shall be free of the restrictions referred to in paragraph 2 above and such certificate shall not bear thereafter the legend provided for in paragraph 4 above. The remaining certificates shall be held on deposit by the Company for the account of the Employee pursuant to paragraph 4 above, provided however, that sale of vested Shares prior to cessation of employment may result in ineligibility to receive any further awards.

         To the extent permissible under applicable tax, securities, and other laws, the Employee may satisfy any tax withholding requirement by surrendering Shares, including Shares to which the Employee is entitled as a result of the award or vesting of Shares, in such manner as the Company shall choose in its discretion to satisfy such requirement.

         7. Adjustments for Changes in Capitalization of Company. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to Common Stock or other change in corporate structure affecting the Common Stock, during the Restriction Period, the number of shares of Common Stock subject to restrictions as set forth herein shall be appropriately adjusted and the determination of the Board of Directors of the Company, or the Committee, as the case may be, as to any such adjustments shall be final, conclusive and binding upon the Employee. Any shares of Common Stock or other securities received, as a result of the foregoing, by the Employee with respect to Shares subject to the restrictions contained in paragraph 2 above also shall be subject to such restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company, along with an executed stock power, in the manner provided in paragraph 4 above.

         8. Effect of Change in Control. In the event of a Change in Control (as defined in the Plan), the restrictions applicable to any Shares awarded hereby shall lapse, and such Shares shall be free of all restrictions and become fully vested and transferable to the full extent of the original grant, including without limitation immediate vesting and transferability (subject to applicable securities laws) of the maximum amount of Shares permitted hereunder, as if maximum performance conditions or payouts were achieved.

         9. Plan and Plan Interpretations as Controlling. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. The Plan provides that the Committee may from time to time make changes therein, interpret it and establish regulations for the administration thereof; provided that no such amendment shall impair the rights of any Employee under this award without the Employee's consent, except an amendment for purposes of compliance with the federal securities laws. The Employee, by acceptance of this Agreement, agrees to be bound by said Plan and such Board actions.

         IN WITNESS WHEREOF, The FINOVA Group Inc. has caused this Restricted Stock Agreement to be duly executed.


Dated:  _______________
                                        THE FINOVA GROUP INC.


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                                        By:  SAMUEL L. EICHENFIELD, Chairman

                                        ATTEST:

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                                              Secretary or Assistant Secretary